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                                                                   Exhibit 10.23

         DIRECTORS' DEFERRED COMPENSATION PLAN, RESTATED MAY 1, 1988



1.     Purpose of The Plan

      The purpose of the Directors' Deferred Compensation Plan (the "Plan") is to assist the eligible directors of Citicorp, a Delaware corporation, and Citibank, N.A., a national banking association ("Citibank"), in planning for their retirement.

2.     Definitions

      (a) Compensation. "Compensation" shall mean all compensation payable to a Director including retainers, meeting fees and fees for services on committees duly authorized by the By-Laws of Citicorp or Citibank or by resolutions duly adopted from time to time by the Boards of Directors of either.

      (b) Director. "Director" shall mean those persons duly elected to the Boards of Directors of Citicorp or Citibank by the shareholders thereof or duly appointed by the Board of Directors.

      (c) Participant. "Participant" shall mean a Director who elects to defer Compensation under the Plan.

      (d) Secretary. "Secretary" shall mean the Secretary of Citicorp.

      (e) The terms "Fund", "Valuation Date" and "Fiscal Quarter Date" shall have the same meanings as under the Savings Incentive Plan of Citibank, N.A. and Affiliates ("SIP"), as it may be amended from time to time.

3.     Administration

      (a) The Plan shall be administered by the Secretary. The Secretary shall have authority to interpret and construe the provisions of the Plan and make determinations pursuant to any Plan provision which shall be final and binding on all persons.

      (b) The Secretary may designate employees of Citicorp or Citibank to assist in carrying out his administrative responsibilities.

4.     Eligibility

      A Director shall be eligible to become a Participant immediately upon his election or appointment to the Board of Directors of Citicorp or Citibank.


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5.     Elections to Defer

      (a)  A Director may file an election at any time in the manner provided in
           Section 10(f), to defer Compensation. Such election shall be irrevocable as to amounts deferred pursuant thereto, and shall take effect as to Compensation payable to such Director after the date of receipt of the election by the Secretary.

      (b) A Director may file an election at any time, in the manner provided in Section 10(f), to increase, decrease or cancel a previous election to defer, but such new election shall have effect only as to Compensation payable after the new election is received by the Secretary.

      (c) An election shall state the percentage of each payment of Compensation to be deferred, which shall be in multiples of 25%.

      (d) An election shall state the time at which the deferred Compensation shall be paid or commence to be paid to the Director. Such time shall be a definite date, which may be determined by reference to specific events, including without limitation the date on which the Participant ceases to be a Director or the date on which the Director retires from his principal occupation or employment.

      (e) Notwithstanding the foregoing provisions of this Section 5, all elections shall be subject to the approval of the Secretary.

6.     Investment Elections

      (a) Investment Accounts shall be established under the Plan, for bookkeeping purposes only, which shall correspond to the Trust Funds established from time to time under Section 2 of Article V of the SIP, to which Investment Accounts deferred Compensation
            shall be credited.   The amounts credited shall be expressed in
            units of such Investment Accounts, which shall have the same value and Valuation Dates as the corresponding Fund units under
            Section 3 of Article V of the SIP, provided, however, that for purposes of this Plan, SIP Fund D shall be deemed to have a monthly Valuation Date, and a unit value equal to the value at the Fiscal Quarter Date coincident with or immediately preceding such Valuation Date. Transactions under the Plan may occur only as of a Valuation Date.

      (b) The Participant shall elect, in the manner provided in Section 10(f), that his Compensation subject to a deferral election under
            Section 5 shall be credited to one or more of the Investment
            Accounts in multiples of 10% of the amount deferred. Amounts so credited shall be converted to units at the rate prevailing for
            Trust Fund units on the Valuation Date coincident with
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            or immediately preceding the date as of which the Compensation would have been paid in the absence of deferral.

      (c) A Participant may elect, in the manner provided in Section 10(f), to transfer amounts to his credit in any Investment Account to any other Investment Account, except that no amounts may be transferred directly between Investment Accounts B and D. Such election shall be effective as of the Valuation Date coincident with or next following the date of the Secretary's receipt of the election.

7.     Payment of Deferred Compensation

      (a) All payments of deferred Compensation under the Plan shall be made solely as provided in this Section 7.

      (b) Payments of deferred Compensation credited to Investment Accounts other than Investment Accounts B and D shall be in cash. Payments of deferred Compensation credited to Investment Accounts B and D shall be in shares of common stock of Citicorp. The number of shares payable shall be calculated by dividing the amount of deferred Compensation to be paid out of Investment Accounts B or D by the average of the highest and the lowest quoted selling price for a share of Citicorp stock on the New York Stock Exchange on the relevant Valuation Date or, if there were no sales on the Valuation Date, as determined under Treasury Regulation 20.2031-2(b).

      (c) A Participant may elect, subject to the approval of the Secretary and in the manner provided in Section 10(f), that his deferred Compensation shall be paid in a single payment or in installments over a period not exceeding fifteen years. Such election shall be filed with the Secretary not less than 30 days prior to the date elected under Section 5(d) in the case of a payment in cash and not less than 6 months prior to such date in the case of a payment in common stock. In the event that no election is made, the payment shall be a single sum.

      (d) In the case of installment payments, the Investment Account credits of the Participant shall be charged for each payment on a pro-rata basis. Remaining undistributed amounts shall remain in the Investment Accounts, and shall continue to be subject to the provisions of the Plan.

      (e) The Secretary may accelerate and pay to a Participant in a lump sum all or such part of the Participant's deferred amount as the Secretary finds, in his sole discretion, necessary to relieve a severe financial hardship to the Participant which is unforeseeable by and beyond the control of the Participant.


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      (f)   In the event of a Participant's death, the Secretary shall pay all undistributed amounts in a single sum to the Participant's beneficiary designated pursuant to Section 10(a), or if no beneficiary has been designated, to the Participant's estate or personal representative.

8.     Amendment, Suspension And Termination Of The Plan

      The Board of Directors of Citicorp and/or Citibank may from time to time amend, suspend or terminate the Plan, in whole or part, except that no such amendment, suspension or termination may be made to the Plan if such change would permit members of the Board of Directors of Citicorp or Citibank who are full time employees of Citicorp or a subsidiary or affiliate to participate in the Plan. No amendment, suspension, termination or reinstatement shall adversely affect the rights of any Participant to deferred Compensation previously earned by such Participant which has not been paid, unless such Participant shall consent to such change; provided that this provision shall not be interpreted to restrict the powers granted to either the Secretary or reserved to the Board of Directors of Citicorp and Citibank.

9.     Other Plans

      Nothing herein contained shall be construed as limiting the establishment or continued operation of other director compensation plans by Citicorp or Citibank or as limiting the authority of the Boards of Directors of Citicorp or Citibank to establish, amend, substitute or reinstate director compensation plans for Citicorp or Citibank.

10.    General Provisions

      (a) Designation Of Beneficiary. A Participant may designate a beneficiary or beneficiaries and may change such designation from time to time by filing a written designation of beneficiary with the Secretary in the manner provided in Section 10(f); provided that no such designation shall be effective unless so filed prior to the death of such Participant.

      (b) No Right Of Continued Status. Neither the establishment of the Plan nor the payment of any benefits hereunder nor any action of Citicorp or Citibank of the Boards of Directors of Citicorp or Citibank, or of any committee thereof shall be held or construed to confer upon any person any legal right to remain a Director of Citicorp or Citibank.

      (c) Discretion Of Citicorp, Citibank Boards of Directors And The Secretary. Any decision made or action taken by Citicorp or Citibank or by the Boards of Directors of Citicorp or Citibank or by the Secretary arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall be within the absolute discretion of Citicorp, Citibank, of the


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           Boards of Directors of Citicorp or Citibank or the Secretary, as the
           case may be, and shall be conclusive and binding upon all persons.

      (d) Absence Of Liability. A member of the Board of Directors of Citicorp or Citibank or the Secretary, or any other officer of Citicorp or Citibank shall not be liable for any act or action hereunder, whether of commission or omission, taken by any other member, or by any officer, agent, or employer, or except in circumstances involving his bad faith, for anything done or omitted to be done by himself, and shall be entitled to indemnification and reimbursement in the manner provided in Citicorp's Restated Certificate of Incorporation, as it may be amended from time to time.

      (e) No Segregation Of Cash. Memorandum accounts established for Participants are merely a bookkeeping convenience and Citicorp or Citibank shall not be required to segregate any cash which may at any time be represented by deferred Compensation and nothing provided herein shall be construed as providing for such segregation. No interest at any time shall be allowable or payable with respect to any deferred Compensation except as expressly provided herein. Further, Citicorp or Citibank or the Boards of Directors thereof or the Secretary shall not, by any provisions of the Plan, be deemed to be a trustee of any property, and the liabilities of Citicorp or Citibank to any Participant pursuant to the Plan shall be those of a debtor pursuant to such contractual obligations as are created by the Plan, and no such obligation of Citicorp or Citibank shall be deemed to be secured by any pledge or other encumbrance on any property of Citicorp or Citibank.

      (f) Elections. Elections and designations hereunder shall be made by a Director or Participant in writing delivered to the Secretary. The Secretary may prescribe forms for any such election or designation.

      (g) Inalienability Of Benefits And Interests. Except as provided in paragraph (a) of this Section , no benefit payable under or interest in the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit or interest shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any Participant or beneficiary. If any Participant or beneficiary shall become bankrupt or shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit payable under or interest in the Plan, then the Secretary in his discretion may hold or apply such benefit or interest or any part thereof to or for the benefit of such Participant or his beneficiary, spouse, children, blood relatives or other dependents, or any of them, in such manner and in such proportions as the Secretary may consider proper.


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      (h)  New York Law To Govern. All questions pertaining to the construction, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the Sate of New York.

      (i) Accounting For Director Compensation. Payment of deferred Compensation shall be by or for the account of Citicorp or Citibank as the case may be, and Citicorp and Citibank may make such arrangements as they may deem appropriate with respect thereto.

      (j) Change In Conditions Or Federal Income Tax Laws. In the event of relevant changes in the Federal Income Tax laws, regulations and rulings or other factors affecting the continued appropriateness of deferred Compensation under the Plan, the Secretary may, in his sole discretion, accelerate payment or distribution of deferred Compensation or unpaid installments of deferred Compensation.

      (k) Stock. The Stock subject to the provisions of the Plan shall be shares of authorized but unissued common stock of Citicorp and shares of common stock of Citicorp held as Treasury Stock.

      (l) If any provision of the Plan does not comply with Section 16(b) of the Securities Exchange Act of 1934 and the rules and regulations thereunder, such provision shall be deemed deleted from the Plan and the remaining provisions of the Plan shall not be affected thereby.


11.    Effective Date of Plan

      The Plan, as restated, shall be effective as of May 1, 1988, subject to the approval of shareholders.